Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post‑Effective Amendment No.3 to Registration Statement No. 333‑150982 on Form S‑8, of our reports dated February 28, 2020, relating to the consolidated financial statements of Southern Copper Corporation and subsidiaries (the “Company”), and the effectiveness of the Company´s internal control over financial reporting, appearing in the Annual Report on Form 10‑K for the year ended December 31, 2019.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited

/s/ DANIEL TOLEDO ANTONIO

C.P.C. Daniel Toledo Antonio

Mexico City, Mexico

February 28, 2020